UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 7, 2019

Blockchain Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51126	88-0355407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

730 Arizona Ave., Suite 220 Santa Monica, California	90401

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 866-995-7521

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On April 7, 2019, Mr. Patrick Moynihan informed the Board of Directors (the “Board”) of Blockchain Industries, Inc. (the “Company”) that he was resigning from the Board, including his membership on all committees of the Board, effective immediately. Mr. Moynihan’s resignation from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices and Mr. Moynihan will remain Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Blockchain Industries, Inc.

Date: April 10, 2019	By:	/s/ Patrick Moynihan
Name: Patrick Moynihan Title: Chief Executive Officer